                                                                    EXHIBIT 10.9


================================================================================

                                    FORM OF


                             EMPLOYMENT AGREEMENT



                                    between



                    GREEN MOUNTAIN ENERGY RESOURCES L.L.C.



                                      and



                              [Name of Employee]



                                  dated as of

                                August 6, 1997

================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
Recitals.....................................................................  1
----------

1.   DEFINITIONS.............................................................  1
     1.1.  "Affiliate".......................................................  1
     1.2.  "Cause"...........................................................  1
     1.3.  "Change of Control"...............................................  1
     1.4.  "Closing Date"....................................................  2
     1.5.  "Code"............................................................  2
     1.6.  "Date of Termination".............................................  2
     1.7.  "Expiration Date".................................................  2
     1.8.  "Fiscal Year".....................................................  2
     1.9.  "Good Reason".....................................................  2
     1.10. "Holding Company Act".............................................  2
     1.11. "Investor"........................................................  2
     1.12. "Initial Public Offering".........................................  2
     1.13. "Interest"........................................................  2
     1.14. "Interest Transfer"...............................................  2
     1.15. "Member"..........................................................  3
     1.16. "Operating Agreement".............................................  3
     1.17. "Option"..........................................................  3
     1.18. "Person"..........................................................  3
     1.19. "Proprietary Rights"..............................................  3
     1.20. "Public Offering".................................................  3
     1.21. "Release".........................................................  3
     1.22. "Salary"..........................................................  3
     1.23. "Subsidiary"......................................................  3
     1.24. "Substituted Member"..............................................  3

2.   EMPLOYMENT..............................................................  3

     2.1.  Agreement.........................................................  3
     2.2.  Expiration Date...................................................  4

3.   POSITION AND DUTIES.....................................................  4

4.   COMPENSATION............................................................  4
     4.1.  Salary............................................................  4
     4.2.  Business Expenses.................................................  4
     4.3.  Fringe Benefits...................................................  4
     4.4.  Vacations.........................................................  5

5.   OFFICES; SUBSIDIARIES AND AFFILIATES....................................  5

6.   NONCOMPETITION..........................................................  5
     6.1.  Restriction on Competitive Activities.............................  5
     6.2.  Restriction on Taking Employees or Customers......................  5

7.   UNAUTHORIZED DISCLOSURE; INVENTIONS.....................................  6
     7.1.  Unauthorized Disclosure...........................................  6
     7.2.  Proprietary Rights................................................  6

8.   TERMINATION.............................................................  7
     8.1.  Death.............................................................  7
     8.2.  Incapacity........................................................  7
     8.3.  Termination by the Executive for Good Reason......................  7
     8.4.  Cause.............................................................  8
     8.5.  Termination by the Company Other than for Cause...................  8
     8.6.  Termination by the Executive Other than for Good Reason...........  8
     8.7.  Date of Termination; Term of Employment...........................  8

9.   COMPENSATION UPON TERMINATION...........................................  9
     9.1.  Death.............................................................  9
     9.2.  Incapacity........................................................  9
     9.3.  Cause.............................................................  9
     9.4.  Termination by the Executive Other than for Good Reason...........  9
     9.5.  Good Reason Termination or Termination by the Company
           Other than  for Cause.............................................  9
     9.6.  Post-Termination Obligations Generally............................ 10

10.  WITHHOLDING............................................................. 10

11.  NOTICES................................................................. 10

12.  MISCELLANEOUS........................................................... 11

13.  VALIDITY................................................................ 12

14.  COUNTERPARTS............................................................ 12

15.  ENTIRE AGREEMENT........................................................ 12

16.  ASSIGNMENT.............................................................. 12

17.  EFFECTIVENESS........................................................... 12


EXHIBIT A: RELEASE OF CLAIMS

                             EMPLOYMENT AGREEMENT


     This EMPLOYMENT AGREEMENT (this "Agreement") is made as of August 6, 1997 between Green Mountain Energy Resources L.L.C., a Delaware limited liability company (the "Company"), and [name of employee] (the "Executive").

                                   Recitals

     1. The Executive possesses valuable experience and knowledge in the business and affairs of electric utility companies and their marketing policies, methods, personnel and operations.

     2. The Company desires to employ the Executive and to assure itself of the Executive's continued employment in an executive capacity.

     3. The Executive is willing to commit to serve the Company on the terms herein provided.

     NOW, THEREFORE, the parties agree as follows:

1. DEFINITIONS. Terms defined in this Agreement other than in this Section 1 are used herein as so defined, and the following terms shall have the following respective meanings:

     1.1 "Affiliate" shall mean with respect to any Person, a Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, and includes, in the case of any Person which is an individual, any parent, grandparent, sibling, child, grandchild, or spouse of such Person or any of the foregoing persons, or any trust established for the benefit of any such person or any partnership or corporation controlled by any such person. For purposes of this Agreement, the term "control" (including the terms "controlled by" and "under common control with") means possession, direct or indirect, of the power to direct or cause the direction of management and policies of a Person, whether through ownership of voting securities, by contract or otherwise; provided, however, that beneficial ownership of 10% or more of the voting securities of any Person shall be deemed to be control.

     1.2    "Cause" shall have the meaning as set forth in Section 8.4.

     1.3 "Change of Control" shall mean (i) any change in the ownership of the Company if, immediately after giving effect thereto, any Person (or group of Persons acting in concert) other than the Investor and its Affiliates will have the direct or indirect power to elect a majority of the members of the management committee of the Company (the "Management Committee"); (ii) any sale or other disposition (including without limitation by way of a merger or consolidation of the Company with another Person) of all or substantially all of the assets of the Company to another Person (the "Change of Control Transferee") if, immediately after giving effect thereto, any Person (or group of Persons acting in concert) other than the

Investor and its Affiliates will have the power to elect a majority of the members of the board of directors (or other similar governing body) of the Change of Control Transferee; or (iii) any change in the ownership of the interests in the Company if, immediately after giving effect thereto, the Investor and its Affiliates shall own Interests aggregating less than 25% of the total Interests in the Company.

     1.4 "Closing Date" shall mean the Effective Date (as defined in the Operating Agreement) in respect of the Company and the Investor.

     1.5    "Code" means the Internal Revenue Code of 1986, as amended.

     1.6    "Date of Termination" shall have the meaning as set forth in Section
8.7.

     1.7    "Expiration Date" shall have the meaning as set forth in Section
2.2.

     1.8 "Fiscal Year" shall have the same meaning herein as in the Operating Agreement (defined below).

     1.9    "Good Reason" shall have the meaning as set forth in Section 8.3.

     1.10 "Holding Company Act" means the Public Utility Company Act of 1935, as amended, and any successor or replacement statute.

     1.11 "Investor" shall have the same meaning herein as in the Operating Agreement.

     1.12 "Initial Public Offering" shall mean an initial Public Offering registered on Form S-1 (or any successor from under the Securities Act).

     1.13 "Interest" means the interest of any Member in the Company, including (a) as set forth for each Member in Schedule I of the Operating Agreement, (b) as subsequently established for each newly admitted Member upon the admission of such newly admitted Member to the Company, and (c) acquired by any Person upon the exercise by such Person of an Option or Warrant held by such Person, in each case, as such Interest may be changed from time to time in accordance with the provisions of the Operating Agreement.

     1.14 "Interest Transfer" means any sale, assignment, gift, hypothecation, pledge or other disposition, whether voluntary or by operation of law, of an Interest or any portion thereof, or an interest in the profits and losses of and/or distributions by the Company, and shall include any change in control of any Member. The admission of any new Member, whether as a result of the exercise by any Person of any Option or Warrant in accordance with Section 6.04 of the Operating Agreement or the result of the admission of a new Member to the Company pursuant to Section 6.01 of the Operating Agreement shall not constitute an Interest Transfer.

      1.15 "Member" means each Person identified as a Member on Schedule I of the Operating Agreement and each Person who subsequently becomes a Member of the Company in accordance with Article VI of the Operating Agreement.

      1.16 "Operating Agreement" shall mean the Operating Agreement of the Company, dated as of the date hereof among the Company and the other parties named therein, as amended, restated, supplemented or otherwise modified.

      1.17 "Option" shall mean any option granted to any Person by the Company to acquire an Interest in the Company, and includes the term "Warrant."

      1.18 "Person" shall have the same meaning herein as in the Operating Agreement.

      1.19 "Proprietary Rights" shall have the meaning as set forth in Section 7.2.

      1.20 "Public Offering" shall have the same meaning herein as in the Operating Agreement.

      1.21  "Release" shall have the meaning as set forth in Section 9.5.

      1.22  "Salary" shall have the meaning as set forth in Section 4.1.

      1.23 "Subsidiary" shall mean any Person of which the Company (or other specified Person) shall, directly or indirectly, own beneficially or control the voting of at least ten percent of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally or at least ten percent of the partnership, joint venture or similar interests, or in which the Company (or other specified Person) or a Subsidiary thereof shall be a general partner or joint venturer without limited liability.

      1.24 "Substituted Member" shall mean an assignee or transferee of an Interest which has complied with the requirements of Article V of the Operating Agreement to become a Member.

2.   EMPLOYMENT.

      2.1 Agreement. The Company shall employ the Executive, and the Executive shall serve the Company, in each case subject to the terms and conditions set forth herein.

      2.2 Expiration Date. The employment of the Executive by the Company shall be for the period commencing on the Closing Date and expiring on the date (the "Expiration Date") that is the third anniversary of the Closing Date, unless such employment shall have been sooner terminated as hereinafter set forth; provided, however, that the Expiration Date shall be automatically extended to the next occurring anniversary of the Closing Date, unless either the Company or the Executive shall notify the other, at least one year prior to the then Expiration Date, of its or his intention that the Expiration Date not be so automatically extended.

3. POSITION AND DUTIES. The Executive shall serve as [title of employee] of the Company, and shall be accountable to, and shall have such powers, duties and responsibilities as may from time to time be prescribed by, the Management Committee of the Company.

     The Executive shall devote his or her full business time and attention and his or her best efforts and ability to the business and affairs of the Company and each of its Subsidiaries and shall not engage in other business activities (whether or not compensated) during the term of this Agreement without prior written consent of the Management Committee of the Company that are inconsistent with the time and attention requirements of this sentence or in violation of the other provisions of this Agreement.

4. COMPENSATION. Subject to all of the terms and conditions hereof and to the performance by the Executive of his or her duties and obligations to the
Company:

     4.1 Salary. As compensation for services performed under and during the term of employment hereunder, the Company shall pay the Executive a salary at a rate of [salary of employee] per annum or such higher amount as may from time to time be established by the Management Committee of the Company (the annual rate of salary in effect from time to time being referred to as the "Salary"). Salary shall be payable in accordance with the payroll practices of the Company.

     4.2 Business Expenses. During the term of employment hereunder, the Executive shall be entitled to receive prompt reimbursement by the Company for all reasonable business expenses incurred by the Executive on behalf of the Company or any of its Subsidiaries (in accordance with the policies and procedures established by the Management Committee of the Company from time to time for the Company's executive officers) in performing services hereunder, provided that the Executive properly accounts therefor in accordance with requirements for federal income tax deductibility and the Company's policies and procedures.

     4.3 Fringe Benefits. During the term of employment hereunder, the Executive shall be entitled to participate in or receive benefits under any life insurance, disability, health and accident plans, pension, retirement, deferred compensation and supplemental pension plans or other arrangements made generally available by the Company to its executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Except to the extent determined by the Management Committee, Executive shall not be entitled to any other bonus, equity, incentive or equity type incentive plans established by the Company.

     4.4 Vacations. During the term of employment hereunder, the Executive shall be entitled to 20 paid vacation days in each Fiscal Year and shall also be entitled to all paid holidays given by the Company to its employees. The paid vacation days shall be prorated for any period of service hereunder less than a full year.

5. OFFICES; SUBSIDIARIES AND AFFILIATES. The Executive shall serve during the term of employment hereunder, if elected or appointed thereto, in one or more positions as an officer or director of the Company or any one or more of the Company's present or future Subsidiaries or Affiliates, or as an officer, trustee, director or other fiduciary of any pension or other employee benefit plan of the Company or any of its Subsidiaries or Affiliates. Service in such additional positions will be without additional compensation except for reimbursement of reasonably related business expenses on the same terms as provided elsewhere in this Agreement. In connection with the Executive's service in additional positions as provided under this Section 5, the Executive shall be entitled to the benefit of any indemnification provisions in the regulations of the Company, its Subsidiaries or Affiliates for which the Executive serves in such an additional position and any director and officer liability insurance coverage or insurance against potential liability related to particular positions (e.g., ERISA fiduciary insurance) carried by the Company or any such Subsidiary or Affiliate of the Company for which the Executive serves as an officer or director.

6.   NONCOMPETITION.

     6.1 Restriction on Competitive Activities. During the term of the Executive's employment hereunder and thereafter until the end of the twelfth full month (sixth full month, if the Executive's employment is terminated pursuant to Section 8.3 or Section 8.5) after the Date of Termination, the Executive shall not, directly or indirectly, own, manage, operate, control or participate in any manner in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director, principal, consultant, agent or otherwise with, or have any financial interest in, or aid or assist anyone else in the conduct of any business, venture or activity which is the same as or competes with, any business, venture or activity which is being conducted or is proposed to be conducted by the Company or by any division or Subsidiary of the Company on or prior to the Date of Termination, in any area where such business is being conducted or is proposed to be conducted by any of the foregoing on or prior to the Date of Termination, whether or not the Company is to be compensated for such participation. Ownership of less than five percent of the publicly-held securities of any corporation shall not, in and of itself, constitute a violation of this Section 6.1.

     6.2 Restriction on Taking Employees or Customers. So long as the restrictions of Section 6.1 hereto continue to apply to the Executive, the Executive shall not, directly or indirectly, (i) recruit or otherwise seek to induce any employees of the Company or any of its Subsidiaries to terminate their employment or violate any agreement with, or duty to, the Company or any of its Subsidiaries, and (ii) solicit or encourage any customer of the Company or any of its Subsidiaries to terminate or materially diminish its relationship with the Company or any Subsidiary of the Company or to conduct with himself or any other Person, any business, venture or activity which such customer has conducted at any time with the Company or any of its Subsidiaries or any of their respective successors.

7.   UNAUTHORIZED DISCLOSURE; INVENTIONS.

     7.1 Unauthorized Disclosure. The Executive shall not, without the written consent of the Management Committee of the Company, disclose to any Person, other than an employee or professional adviser of the Company or other Person to whom disclosure is in the reasonable judgment of the Executive necessary or appropriate in connection with the performance by the Executive of his or her duties as an executive officer of the Company, any information the disclosure of which the Executive knows, or in the exercise of reasonable care should know, may be damaging to, or otherwise adverse to the interests of, the Company or any of its Subsidiaries or Affiliates; provided, however, that such information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive); and provided, further, that the Executive's duties under this Section 7.1 shall not extend to any disclosure that may be required by law in connection with any judicial or administrative proceeding or inquiry. The Executive understands and agrees that the restrictions of this Section 7.1 shall continue to apply after the Executive's employment terminates, regardless of the reason for such termination.

     7.2 Proprietary Rights. Any and all inventions, discoveries, developments, methods, processes, compositions, works, supplier and customer lists (including without limitation information relating to the generation and updating thereof), concepts and ideas (whether or not patentable or copyrightable) conceived, made, developed, created or reduced to practice by the Executive (whether at the request or suggestion of the Company or otherwise, whether alone or in conjunction with others, and whether during regular hours of work or otherwise) prior to or during the term of his employment by the Company, which may be directly or indirectly useful in, or relate to, the business, ventures or other activities of or products manufactured or sold by the Company or any of its Subsidiaries or Affiliates or any business or products contemplated by the Company or any of its Subsidiaries or Affiliates while the Executive was or is an employee, officer, director, or member or stockholder of the Company (collectively, "Proprietary Rights"), shall be promptly and fully disclosed by the Executive to the President or the Management Committee of the Company and shall be the Company's exclusive property as against the Executive and his or her successors, heirs, devisees, legatees and assigns, and the Executive hereby assigns to the Company his or her entire right, title and interest therein and shall promptly deliver to the Company all papers, drawings, models, data and other material relating to any of the foregoing Proprietary Rights conceived, made, developed, created or reduced to practice by him as aforesaid. All copyrightable Proprietary Rights shall be considered "works made for hire."

     The Executive shall, upon the Company's request and without any payment therefor, execute any documents necessary or advisable in the opinion of the Company's counsel to assign, and confirm the Company's title in, his or her entire right, title and interest in the foregoing Proprietary Rights and to direct issuance of patents or copyrights to the Company with respect to such Proprietary Rights as are the Company's exclusive property as against the Executive and his or her successors, heirs, devisees, legatees and assigns under this Section 7.2 or to vest in the Company title to such Proprietary Rights as against the Executive and his or her successors, heirs, devisees, legatees and assigns, the expense of securing any such patent or copyright, however, to be borne by the Company.

8.   TERMINATION.

     8.1 Death. The Executive's employment hereunder shall terminate upon death.

     8.2 Incapacity. If the Executive shall have been unable to perform his or her duties hereunder by reason of any physical or mental illness, injury or other incapacity (i) for any period of 90 consecutive days or (ii) for a total of 150 days in any period of 12 consecutive calendar months, in the reasonable judgment of the Management Committee of the Company, after appropriate consultation with such experts as the Management Committee of the Company may deem necessary or advisable, the Company may terminate the Executive's employment hereunder by written notice to the Executive. The Executive shall make his or her personal medical records available to the Management Committee of the Company and such experts for purposes of determining whether the Executive's employment hereunder may be terminated pursuant to this Section 8.2.

     8.3 Termination by the Executive for Good Reason. The Executive may terminate his or her employment hereunder upon not less than 30 days' prior written notice to the Company for Good Reason. For purposes of this Agreement, "Good Reason" shall mean (i) failure of the Company to continue the Executive in the position of Vice President, Marketing (ii) willful and continued failure of the Company to provide the Executive the Salary and benefits in accordance with
Section 4 hereof, (iii) the failure of the Company to withdraw a written request to the Executive to change the location of his principal residence to outside of the metropolitan area in which such residence is located on the Closing Date within 30 days following the Company's receipt of a written notice of decline of such request from the Executive; provided that the Executive shall have delivered such written notice of decline within 30 days of the delivery of the Company's request; or (iv) a material diminution in the nature of the Executive's duties, responsibilities or reporting relationships without his or her consent which shall have occurred no more than 30 days prior to the giving of the written notice referred to in the immediately preceding sentence; it being understood and agreed that neither a Change of Control (in and of itself) nor the diminution of the business of the Company or any of its Subsidiaries or other Affiliates shall be the basis for termination of the Executive's employment under this Section 8.3.

     8.4 Cause. The Company may terminate the Executive's employment hereunder for Cause at any time upon written notice to the Executive. For the purposes of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon (i) the Executive's breach of any of the obligations set forth in Sections 6 and 7 of this Agreement, or (ii) conduct of the Executive which constitutes breach of any of the obligations set forth in this Agreement (except to the extent addressed in clause (i) above) that continues for a period of 30 days after the Company has given written notice to the Executive that it intends to terminate the Executive's employment hereunder pursuant to this clause (ii) if such conduct continues, or (iii) the Executive's willful failure to perform his or her duties or responsibilities in a manner prescribed by the Management Committee or willful breach of any fiduciary duty as an officer or director of the Company or any of its Subsidiaries or Affiliates, or as an officer, trustee, director or other fiduciary of any pension or employee benefit plan of the Company or its Subsidiaries or Affiliates, or (iv) the Executive's commission of a felony involving fraud, personal dishonesty or moral turpitude, or (v) other conduct by the Executive that is materially harmful to the business interests of the Company or any of its Subsidiaries or Affiliates that continues for a period of 30 days after the Company has given written notice to the Executive that it intends to terminate the Executive's employment hereunder pursuant to this clause (v) if such conduct continues or if, in the case of conduct not completely within the Executive's control, there has not been a good faith effort to discontinue such conduct, in the case of clauses (ii) and (v) hereof, as may be determined by the Management Committee of the Company in its reasonable judgment, but only after a meeting of the Management Committee of the Company at which the Executive has had an opportunity to be heard.

     8.5 Termination by the Company Other than for Cause. The Company may terminate the Executive's employment hereunder other than for Cause at any time upon written notice to the Executive.

     8.6 Termination by the Executive Other than for Good Reason. The Executive may terminate his or her employment hereunder at any time upon 30 days' prior written notice to the Company. In the event of termination of the Executive pursuant to this Section 8.6, the Management Committee of the Company may elect to waive the period of notice, or any portion thereof.

     8.7 Date of Termination; Term of Employment. The term "Date of Termination" shall mean the earlier of (i) the Expiration Date or (ii) if the Executive's employment is terminated (A) by death, the date of death, or (B) for any other reason set forth in this Section 8, the date on which such termination is to be effective, consistent with the applicable provision hereof, pursuant to the notice of termination given by the party terminating the employment relationship in accordance with this Section 8. For all purposes of this Agreement, references to the "term" of the Executive's employment hereunder shall mean the period commencing on the Closing Date and ending on the Date of Termination.

9.   COMPENSATION UPON TERMINATION.

     9.1 Death. Notwithstanding any other provision of this Agreement, if the Executive's employment shall be terminated by reason of death, the Company shall pay to such Person as the Executive shall have designated in a notice filed with the Company, or, if no such Person shall have been designated, to the Executive's estate his or her Salary through the Date of Termination at the rate in effect at the time of death.

     9.2 Incapacity. Notwithstanding any other provision of this Agreement, if the Executive's employment shall be terminated by reason of incapacity pursuant to Section 8.2, the Company shall continue to pay the Executive his or her Salary through the Date of Termination at the rate in effect at the time the notice of termination is given as provided under Section 8.2 hereof.

     9.3 Cause. Notwithstanding any other provision of this Agreement, if the Company shall terminate the Executive's employment for Cause, the Company shall have no further obligations to the Executive under this Agreement other than payment of his or her Salary through the Date of Termination.

     9.4 Termination by the Executive Other than for Good Reason. Notwithstanding any other provision of this Agreement, if the Executive shall terminate his or her employment pursuant to Section 8.6 hereof, the Company shall have no further obligations to the Executive under this Agreement other than payment of Salary through the Date of Termination at the rate in effect at the time the notice of termination is given.

     9.5 Good Reason Termination or Termination by the Company Other than for Cause. If the Company shall terminate the Executive's employment pursuant to
Section 8.5 hereof or if the Executive shall terminate his or her employment pursuant to Section 8.3 hereof, then the Company shall pay to the Executive: (i) Salary through the Date of Termination at the rate in effect at the time notice of termination is given; and (ii) until the earliest to occur of (x) the Expiration Date, (y) the end of the twelfth full calendar month following the Date of Termination and (z) the date the Executive commences other substantially full-time employment (including without limitation self-employment or engaging in an enterprise as a sole proprietor or partner), severance at a rate equal to the Salary in effect at the time notice of termination is given; provided, however, that any amounts earned by the Executive from self-employment or consulting undertaken other than on a substantially full-time basis shall reduce the amount of any severance payable. So long as severance is to be paid under clause (ii) of the immediately preceding sentence, the Company shall, if the Executive was participating in any group medical and dental insurance plans pursuant to Section 4.3 hereof immediately prior to the effectiveness of his or her termination of employment hereunder and subject to any employee contribution applicable to the Executive immediately prior to such effectiveness, continue to contribute to the cost of the Executive's participation in such group medical and dental insurance plans, provided that the Executive is entitled to continue such participation under applicable law and plan terms. If the Executive ceases to be eligible for continued participation in any such plans, the Company will pay the Executive the amount of the premiums that it would otherwise have paid to the insurers for the Executive's coverage pursuant to the immediately preceding sentence had the Executive continued to be so eligible. The obligations of the Company to the Executive under this Section 9.5 (other than clause (i) of the first sentence of this Section 9.5) are conditioned upon the Executive's signing a release of claims in the form attached hereto as Exhibit A (the "Release") within 21 days of the date on which notice of termination is given and upon the Executive's not revoking the release thereafter. All severance payments under this Section 9.5 will be in the form of salary continuation, payable in accordance with the normal payroll practices of the Company and will begin at the Company's next regular payroll period following the effective date of the release, but shall be retroactive to the Date of Termination. Notwithstanding any provision of this Agreement, if the Company shall be dissolved or its business and affairs wound up, the right of the Executive to severance compensation and post-termination benefits shall be limited to six months' Salary.

     9.6 Post-Termination Obligations Generally. If the term of the Executive's employment hereunder shall expire by reason of the occurrence of the Expiration Date, the Company shall have no further obligations to the Executive in respect of the compensation or benefits to be provided under this Agreement following expiration of the term of the Executive's employment hereunder by reason of the occurrence of the Expiration Date. If the term of the Executive's employment hereunder shall expire other than by reason of the occurrence of the Expiration Date, the Company shall have no obligation to the Executive except as specifically provided in this Section 9, and performance by the Company of any obligation specifically provided in this Section 9 shall constitute full settlement of any claim that the Executive may have on account of such termination against the Company and its Affiliates and all of their respective past and present officers, directors, stockholders, controlling Persons, employees, agents, representatives, successors and assigns and all other others connected with any of them, both individually and in their official capacities in respect of the compensation or benefits to be provided under this Agreement.

10. WITHHOLDING. All payments made by the Company under this Agreement shall be net of any tax or other amounts required to be withheld by the Company under any applicable law or legal requirement.

11. NOTICES. All notices, requests and demands to or upon the parties hereto to be effective shall be in writing, by facsimile, by overnight courier or by registered or certified mail, postage prepaid and return receipt requested, and shall be deemed to have been duly given or made upon: (i) delivery by hand, (ii) one business day after being sent by overnight courier; or (iii) in the case of transmission by facsimile, when confirmation of receipt is obtained from the party to whom such notice is directed. Such communications shall be addressed and directed to the parties as follows (or to such other address as either party shall designate by giving like notice of such change to the other party):

               If to the Executive:

               [address of employee]


               If to the Company:

               Green Mountain Energy Resources L.L.C.
               Box 2206
               25 Green Mountain Drive
               South Burlington, VT  05402-2206
               Attention:  Mr. Douglas G. Hyde
               Telecopy: 802-865-9129

               with a copy to:

               Michael C. French
               Suite 1000
               300 Crescent Court
               Dallas, Texas  75201
               Telecopy:  214-880-4042

12. MISCELLANEOUS. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is approved by the Management Committee of the Company and agreed to in writing signed by the Executive and such officer as may be specifically authorized by the Management Committee of the Company in connection with such approval. No waiver by either party hereto at any time of compliance with or of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement and the legal relations created thereby shall be governed by the domestic substantive laws of the State of Vermont without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction. The Executive acknowledges and agrees that, because the Company's legal remedies, may be inadequate in the event of a breach of, or other failure to perform, by the Executive, any of the covenants and agreements set forth in Sections 6 and 7 hereof, the Company may, in addition to obtaining any other remedy or relief available to it (including without limitation damages at law), enforce the provisions of said Sections 6 and 7 by injunction and other equitable relief.

13. VALIDITY. In the event that any provision hereof would, under applicable law, be invalid or unenforceable, such provision shall, to the extent permitted under applicable law, be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent possible under applicable law. The provisions of this Agreement are severable, and in the event that any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

14. COUNTERPARTS. This Agreement may be executed in any one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

15. ENTIRE AGREEMENT. This Agreement, along with the Interest Option Agreement between the Executive and the Company of even date herewith, constitutes the entire agreement between the parties hereto, and supersedes any and all prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of the Executive's employment with the Company.

16. ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon (i) the Executive, his or her personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees and (ii) the Company and its successors (including, without limitation, by means of reorganization, merger, consolidation or liquidation) and permitted assigns.
The Company may assign this Agreement to any Subsidiary or to any successor of the Company by reorganization, merger, consolidation or liquidation and any transferee of all or substantially all of the business or assets of the Company or of any division or line of business of the Company with which the Executive is at any time associated. The Company requires the personal services of the Executive hereunder and the Executive may not assign this Agreement.

17. EFFECTIVENESS. This Agreement shall only become effective upon the Closing Date.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands under seal, as of the date first above written.




                                  ------------------------------
                                  [name of employee]


                                  GREEN MOUNTAIN ENERGY RESOURCES L.L.C.


                                  By:  /s/ Douglas G. Hyde
                                     ---------------------------
                                         Name:  Douglas G. Hyde
                                              ------------------
                                         Title:  President
                                               -----------------

                                                                       EXHIBIT A

                               RELEASE OF CLAIMS

     FOR AND IN CONSIDERATION OF the special payments and benefits to be provided in connection with the termination of my employment in accordance with the terms of the Employment Agreement between me and Green Mountain Energy Resources L.L.C. (the "Company") dated as of August 6, 1997 (the "Employment Agreement"), I, on my own behalf and on behalf of my personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees and all others connected with me, hereby release and forever discharge the Company and its Affiliates (as that term is defined in the Employment Agreement) and all of their respective past and present members, officers, directors, stockholders, controlling persons, employees, agents, representatives, successors and assigns and all others connected with any of them (all collectively, the "Released"), both individually and in their official capacities, from any and all rights, liabilities, claims, demands and causes of action of any type (all collectively "Claims") which I have had in the past, now have, or might now have, through the date of my signing of this release of Claims, in any way resulting from, arising out of or connected with my employment or its termination or pursuant to any federal, state, foreign or local employment law, regulation or other requirement (including without limitation Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, and the fair employment practices laws of the state or states in which I have been employed by the Company, each as amended from time to time); provided, however, that the foregoing release shall not apply to any right explicitly set forth in the Employment Agreement to special payments and benefits to be provided in connection with the termination of my employment.

     In signing this Release of Claims, I acknowledge that I have had at least 21 days from the date of notice of termination of my employment to consider the terms of this Release of Claims and that such time has been sufficient; that I am encouraged by the Company to seek the advice of an attorney prior to signing this Release of Claims; and that I am signing this Release of Claims voluntarily and with a full understanding of its terms.

     I understand that I may revoke this Release of Claims at any time within seven days of the date of my signing by written notice to the Company and that this Release of Claims will take effect only upon the expiration of such seven-day revocation period and only if I have not timely revoked it.

     Intending to be legally bound, I have signed this Release of Claims under seal as of the date first written above.

Signature:
          ----------------------------------------
                [Name of Executive]

Date Signed:
            --------------------------------------